Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


August 17, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   North Horizon, Inc.

Dear Sirs:

We were previously the principal auditors for North Horizon, Inc. and we reported on the financial statements of North Horizon, Inc. for the period from inception, January 1, 2002 to December 31, 2008. We have read North Horizon, Inc.'s statements under Item 4 of its Form 8-K, dated August 17, 2009, and we agree with such statements.

For the most recent fiscal period through to August 17, 2009, there have been no disagreements between North Horizon, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.


Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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